UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2008

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In May 2008, we reached a settlement with the SEC concluding the investigation that began in 2002 into our financial reporting practices. The SEC filed a complaint on May 1, 2008 in the United States District Court for the Southern District of New York charging Interpublic and our subsidiary McCann-Erickson Worldwide Inc., or McCann, with violations of the federal securities laws. The charges under the antifraud provisions of the federal securities laws relate to intercompany accounting practices at McCann that were addressed in our restatement of 1997 to 2002 results first announced in August 2002 and that were also the subject of a class action under the federal securities laws that we settled in 2004. The charges relating to violations of the disclosure, internal controls and books and records provisions of the federal securities laws also relate to the restatement we presented in our Annual Report on Form 10-K for the year ended December 31, 2004 and the restatement of the first three quarters of 2005 that we made in our 2005 Annual Report on Form 10-K, as well as the restatement we first announced in August 2002. Without admitting or denying the allegations, Interpublic and McCann agreed to an injunction against violating the applicable provisions of the federal securities laws, and McCann agreed to pay a $12 million civil penalty and disgorgement of one dollar.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1: Press release dated May 1, 2008 (filed pursuant to Item 8.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: May 1, 2008	By: /s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary